Exhibit 99.1

7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105	Phone: 314.854.8000 Fax: 314.854.8003
www.Belden.com
News Release
Belden Reports Strong Third Quarter 2010 Results
     Company delivers EPS of $0.43 per diluted share, compared to $(0.16) in year-ago period; Non-GAAP income from continuing operations per diluted share increases 59% year-over-year
Third Quarter Highlights:
o	Improved non-GAAP income from continuing operations per diluted share to $0.43, up 59% over last year’s $0.27 per diluted share;

o	Increased revenue 16% year-over-year to $411.5 million, from $355.2 million in the third quarter 2009;

o	Grew non-GAAP operating margins 120 basis points year-over-year to 9.5%, from 8.3% in the third quarter 2009;

o	Generated positive free cash flow during the quarter totaling $43.4 million, or 211% of non-GAAP income from continuing operations for the quarter, increasing the balance of cash and cash equivalents to $296.1 million at quarter-end, and

o	Raised guidance for full year 2010 non-GAAP income from continuing operations per diluted share to $1.65 – $1.68, up from prior guidance of $1.55 – $1.65.
St. Louis, Missouri – October 28, 2010 – Belden Inc. (BDC-NYSE), a global leader in signal transmission solutions for mission critical applications, today reported results for the fiscal third quarter ended October 3, 2010.
Third Quarter 2010
Revenue for the quarter totaled $411.5 million, up $56.3 million or 16% compared to $355.2 million in the third quarter 2009. Income from continuing operations per diluted share totaled $0.43, compared to $(0.16) per diluted share in the third quarter 2009.
Non-GAAP revenue totaled $408.0 million, up $52.8 million or 15% compared to non-GAAP revenue of $355.2 million in the third quarter 2009. Non-GAAP operating income totaled $38.8 million or 9.5% of revenue, compared to $29.6 million or 8.3% of revenue in the third quarter 2009. Non-GAAP income from continuing operations per diluted share totaled $0.43, compared to $0.27 in the third quarter 2009.
John Stroup, President and CEO of Belden Inc. said, “We are pleased to report another strong quarter of financial and operating performance. Our results clearly demonstrate the combined benefits of an advantaged global product portfolio and improved execution of our Market Delivery System and Lean Enterprise initiatives.”

Belden Reports Strong Third Quarter 2010 Results — Page 2 of 3
Outlook
“Given our strong third quarter results and the usual seasonal growth we expect in the fourth quarter, we are increasing our earnings outlook for the remainder of the year,” Mr. Stroup said.
The Company expects fourth quarter non-GAAP revenues to be $420 million to $425 million and non-GAAP income from continuing operations per diluted share to be $0.43 to $0.46. For the full year ending December 31, non-GAAP revenues are expected to be $1,643 million to $1,648 million and non-GAAP income from continuing operations per diluted share is expected to be $1.65 to $1.68.
Earnings Conference Call
Management will host a conference call today at 10:30 a.m. Eastern to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 866-304-1238; the dial-in number for participants outside the U.S. is 913-312-6650. A replay of this conference call will remain accessible in the investor relations section of the Company’s Web site for a limited time.
Use of Non-GAAP Financial Information
Non-GAAP measures reflect certain adjustments the Company makes to provide insight into operating results. All GAAP to non-GAAP reconciliations accompany the consolidated financial statements included in this release and have been published to the investor relations section of the Company’s Web site at http://investor.belden.com.
Non-GAAP revenues and income exclude the impact of the deferral of revenues and cost of sales associated with the Company’s wireless segment, the impact of charges associated with already announced restructuring actions, and other costs.
Forward Looking Statements
Statements in this release other than historical facts are “forward looking statements” made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. Forward looking statements include any statements regarding future revenues, costs and expenses, operating income, earnings per share, margins, cash flows, dividends, and capital expenditures. These forward looking statements are based on forecasts and projections about the markets and industries served by the Company and about general economic conditions. They reflect management’s beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The Company’s actual results may differ materially from these expectations. The current global economic slowdown has adversely affected our results of operations and may continue to do so. Turbulence in financial markets may increase our borrowing costs. Additional factors that may cause actual results to differ from the Company’s expectations include: the Company’s reliance on key distributors in marketing products; the Company’s ability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); changes in the level of economic activity in the Company’s major geographic markets; difficulties in realigning manufacturing capacity and capabilities among the Company’s global manufacturing facilities; the competitiveness of the global cable, connectivity and networking industries, including wireless; variability in the Company’s quarterly and annual effective tax rates; changes in accounting rules and interpretation of these rules which may affect the Company’s reported

Belden Reports Strong Third Quarter 2010 Results — Page 3 of 3
earnings; changes in currency exchange rates and political and economic uncertainties in the countries where the Company conducts business; demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, and other materials; energy costs; the Company’s ability to integrate acquired businesses successfully; the ability of the Company to develop and introduce new products; the Company having to recognize charges that would reduce income as a result of impairing goodwill and other intangible assets; variability associated with derivative and hedging instruments; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 26, 2010. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise.
About Belden
St. Louis-based Belden Inc. designs, manufactures, and markets cable, connectivity, and networking products in markets including industrial automation, enterprise, transportation, infrastructure, and consumer electronics. It has approximately 6,500 employees, and provides value for industrial automation, enterprise, education, healthcare, entertainment and broadcast, sound and security, transportation, infrastructure, consumer electronics and other industries. Belden has manufacturing capabilities in North America, Europe, and Asia, and a market presence in nearly every region of the world. Belden was founded in 1902, and today is a leader with some of the strongest brands in the signal transmission industry. For more information, visit www.belden.com.
Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2010	September 27, 2009	October 3, 2010	September 27, 2009
		(In thousands, except per share data)
Revenues	$411,472	$355,159	$1,237,961	$1,027,492
Cost of sales	(285,777)	(247,086)	(868,061)	(726,708)

Gross profit	125,695	108,073	369,900	300,784
Selling, general and administrative expenses	(71,392)	(71,489)	(219,775)	(215,765)
Research and development	(14,794)	(14,161)	(42,991)	(44,838)
Amortization of intangibles	(4,152)	(3,983)	(12,558)	(11,759)
Income from equity method investment	3,053	2,418	8,905	4,403
Asset impairment	—	—	—	(26,176)
Loss on sale of assets	—	—	—	(17,184)

Operating income (loss)	38,410	20,858	103,481	(10,535)
Interest expense	(11,779)	(12,575)	(38,912)	(28,793)
Interest income	127	199	446	801
Other income (expense)	—	—	1,465	(1,541)

Income (loss) from continuing operations before taxes	26,758	8,482	66,480	(40,068)
Income tax expense	(6,002)	(15,958)	(14,014)	(4,748)

Income (loss) from continuing operations	20,756	(7,476)	52,466	(44,816)
Loss from discontinued operations, net of tax	(151)	—	(442)	—

Net income (loss)	$20,605	$(7,476)	$52,024	$(44,816)

Weighted average number of common shares and equivalents:
Basic	46,813	46,607	46,762	46,574
Diluted	47,721	46,607	47,665	46,574

Basic income (loss) per share
Continuing operations	$0.44	$(0.16)	$1.12	$(0.96)
Discontinued operations	—	—	(0.01)	—

Net income (loss)	$0.44	$(0.16)	$1.11	$(0.96)

Diluted income (loss) per share
Continuing operations	$0.43	$(0.16)	$1.10	$(0.96)
Discontinued operations	—	—	(0.01)	—

Net income (loss)	$0.43	$(0.16)	$1.09	$(0.96)

Dividends declared per share	$0.05	$0.05	$0.15	$0.15

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	External			Operating
	Customer	Affiliate	Total	Income
	Revenues	Revenues	Revenues	(Loss)
		(In thousands)
Three Months Ended October 3, 2010

Americas	$232,133	$11,735	$243,868	$37,708
EMEA	90,397	20,707	111,104	18,346
Asia Pacific	74,397	—	74,397	10,693
Wireless	14,545	—	14,545	(2,727)

Total Segments	411,472	32,442	443,914	64,020
Corporate expenses	—	—	—	(13,245)
Eliminations	—	(32,442)	(32,442)	(12,365)

Total	$411,472	$—	$411,472	$38,410

Three Months Ended September 27, 2009
Americas	$192,135	$12,994	$205,129	$31,153
EMEA	81,012	13,099	94,111	8,014
Asia Pacific	67,102	—	67,102	6,700
Wireless	14,910	—	14,910	(6,644)

Total Segments	355,159	26,093	381,252	39,223
Corporate expenses	—	—	—	(10,141)
Eliminations	—	(26,093)	(26,093)	(8,224)

Total	$355,159	$—	$355,159	$20,858

Nine Months Ended October 3, 2010

Americas	$686,985	$36,605	$723,590	$103,224
EMEA	273,140	53,330	326,470	52,240
Asia Pacific	231,789	62	231,851	28,146
Wireless	46,047	—	46,047	(8,561)

Total Segments	1,237,961	89,997	1,327,958	175,049
Corporate expenses	—	—	—	(39,421)
Eliminations	—	(89,997)	(89,997)	(32,147)

Total	$1,237,961	$—	$1,237,961	$103,481

Nine Months Ended September 27, 2009

Americas	$561,079	$31,873	$592,952	$89,332
EMEA	255,310	38,681	293,991	(46,626)
Asia Pacific	170,956	—	170,956	18,296
Wireless	40,147	—	40,147	(22,944)

Total Segments	1,027,492	70,554	1,098,046	38,058
Corporate expenses	—	—	—	(27,808)
Eliminations	—	(70,554)	(70,554)	(20,785)

Total	$1,027,492	$—	$1,027,492	$(10,535)

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Nine Months Ended
	October 3, 2010	September 27, 2009
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$52,024	$(44,816)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	41,525	40,630
Share-based compensation	9,539	8,373
Provision for inventory obsolescence	2,924	4,912
Non-cash loss on derivatives and hedging instruments	2,893	—
Tax deficiency related to share-based compensation	239	1,507
Amortization of discount on long-term debt	195	103
Asset impairment	—	26,176
Loss on sale of assets	—	17,184
Pension funding in excess of pension expense	(5,753)	(7,000)
Income from equity method investment	(8,905)	(4,403)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(51,874)	40,784
Inventories	(20,898)	49,631
Deferred cost of sales	6,479	(514)
Accounts payable	34,288	2,517
Accrued liabilities	10,252	(23,543)
Deferred revenue	(14,771)	843
Accrued taxes	(1,295)	1,996
Other assets	9,755	6,390
Other liabilities	(11,206)	(834)

Net cash provided by operating activities	55,411	119,936

Cash flows from investing activities:
Capital expenditures	(19,198)	(26,178)
Proceeds from disposal of tangible assets	2,332	367
Cash provided by other investing activities	163	—

Net cash used for investing activities	(16,703)	(25,811)

Cash flows from financing activities:
Borrowings under credit arrangements	—	193,732
Payments under borrowing arrangements	(46,268)	(193,732)
Debt issuance costs	—	(11,810)
Cash dividends paid	(7,052)	(7,037)
Tax deficiency related to share-based compensation	(239)	(1,507)
Proceeds from exercise of stock options	720	23
Cash received upon termination of derivative instruments	4,217	—

Net cash used for financing activities	(48,622)	(20,331)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(2,884)	10,585

Increase (decrease) in cash and cash equivalents	(12,798)	84,379
Cash and cash equivalents, beginning of period	308,879	227,413

Cash and cash equivalents, end of period	$296,081	$311,792

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	October 3, 2010	December 31, 2009
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$296,081	$308,879
Receivables, net	291,132	242,145
Inventories, net	167,483	151,262
Deferred income taxes	26,854	26,996
Other current assets	18,077	35,036

Total current assets	799,627	764,318

Property, plant and equipment, less accumulated depreciation	282,517	299,586
Goodwill	308,864	313,030
Intangible assets, less accumulated amortization	128,014	143,013
Deferred income taxes	36,376	37,205
Other long-lived assets	70,261	63,426

	$1,625,659	$1,620,578

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$203,835	$169,763
Accrued liabilities	140,602	141,922
Current maturities of long-term debt	—	46,268

Total current liabilities	344,437	357,953

Long-term debt	551,247	543,942
Postretirement benefits	115,642	121,745
Other long-term liabilities	31,050	45,890
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	597,777	591,917
Retained earnings	117,508	72,625
Accumulated other comprehensive income (loss)	(7,258)	14,614
Treasury stock	(125,247)	(128,611)

Total stockholders’ equity	583,283	551,048

	$1,625,659	$1,620,578

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items including goodwill and other asset impairment, purchase accounting effects related to acquisitions, revenue and cost of sales deferrals related to our Wireless segment, severance charges, accelerated depreciation, gains (losses) recognized on the disposal of tangible assets, and other costs. We utilize the non-GAAP results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the non-GAAP results are useful to investors because they help them compare our results to previous periods and provide insights into underlying trends in the business. Non-GAAP results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Nine Months Ended
	October 3, 2010	September 27, 2009	October 3, 2010	September 27, 2009
	(In thousands, except percentages and per share amounts)
GAAP revenues	$411,472	$355,159	$1,237,961	$1,027,492
Deferred revenue adjustments	(3,509)	61	(14,771)	843

Non-GAAP revenues	$407,963	$355,220	$1,223,190	$1,028,335

GAAP operating income (loss)	$38,410	$20,858	$103,481	$(10,535)
Severance and other restructuring related costs	1,663	8,100	9,531	42,013
Purchase accounting effects related to acquisitions	635	—	2,258	—
Accelerated depreciation	—	369	2,216	891
Asset impairment	—	—	—	26,176
Loss on sale of assets	—	—	—	17,184
Other	—	787	—	787
Deferred gross profit adjustments	(1,927)	(488)	(8,292)	329

Total operating income adjustments	371	8,768	5,713	87,380

Non-GAAP operating income	$38,781	$29,626	$109,194	$76,845

Non-GAAP operating income as a percent of non-GAAP revenues	9.5%	8.3%	8.9%	7.5%

GAAP income (loss) from continuing operations	$20,756	$(7,476)	$52,466	$(44,816)
Operating income adjustments	371	8,768	5,713	87,380
Fees incurred to amend credit facility	—	—	—	1,541
Derivative accounting	—	—	2,749	—
Tax effect of adjustments	(519)	11,604	(2,706)	(8,111)

Non-GAAP income from continuing operations	$20,608	$12,896	$58,222	$35,994

GAAP income (loss) from continuing operations per diluted share	$0.43	$(0.16)	$1.10	$(0.96)
Non-GAAP income from continuing operations per diluted share	$0.43	$0.27	$1.22	$0.77

GAAP diluted weighted average shares	47,721	46,607	47,665	46,574
Adjustment for anti-dilutive shares that are dilutive under non-GAAP measures	—	401	—	315

Non-GAAP diluted weighted average shares	47,721	47,008	47,665	46,889

GAAP net cash provided by operating activities	$49,898	$50,602	$55,411	$119,936
Capital expenditures	(6,493)	(7,836)	(19,198)	(26,178)

Non-GAAP free cash flow	$43,405	$42,766	$36,213	$93,758